Exhibit 10.2

Amended and restated promissory Note

$50,000,000.00	August 19, 2024

1. Promise to Pay. FOR VALUE RECEIVED, THE ARENA GROUP HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay SIMPLIFY INVENTIONS, LLC, a Delaware limited liability company (the “Lender”), the principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), together with interest thereon, or such lesser amount as may be advanced to Borrower by Lender pursuant to the Loan Agreement referred to below from time to time. This Amended and Restated Promissory Note amends, restates, replaces and continues in its entirety that certain Demand Promissory Note dated as of March 13, 2024 executed by Borrower in favor of Lender.

2. Interest and Principal. Interest on the principal amount shall be computed and paid in accordance with the terms of the Loan Agreement. The principal amount shall be due and payable in accordance with the Loan Agreement. This Note may be prepaid in whole or in part at any time from time to time without penalty, except as provided in the Loan Agreement. All payments hereunder shall be applied in the order of priority set forth in the Loan Agreement.

3. Loan Agreement. This Note evidences the Loan incurred under, and payment hereof may be accelerated as provided in, that certain Loan Agreement dated as of March 13, 2024 (as amended of even date herewith by that certain Amendment No. 1 to Loan Documents and as amended, restated, modified or supplemented from time to time and in effect, the “Loan Agreement”), by and between the Borrower and the Lender. Reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. Terms not otherwise defined herein are used herein as defined in the Loan Agreement.

4. Waivers; Enforcement Costs. The Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the performance or enforcement of this Note. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof. The remedies of the Lender are cumulative and no single or partial exercise of any right or remedy available to the Lender shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Borrower promises to pay all costs of collection, including attorneys’ fees and legal expenses as set forth in the Loan Agreement.

5. Governing Law. This Note shall be governed by the laws of the State of Delaware, which laws shall govern the enforceability, validity and interpretation of this Note.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

THE ARENA GROUP HOLDINGS, INC., a Delaware corporation

By:	/s/ Sara Silverstein
Sara Silverstein
Its:	Chief Executive Officer

AMENDED AND RESTATED PROMISSORY NOTE

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